Exhibit 99.1

EQT Closes Gas Utility Sale

PITTSBURGH, PA (December 17, 2013) -- EQT Corporation (NYSE: EQT) today announced that it completed the transfer of its natural gas distribution business, Equitable Gas Company, LLC, to Peoples Natural Gas. The transaction included a cash payment of approximately $740 million to EQT, which includes a $720 million base price and $20 million of initial purchase price adjustments; as well as select midstream assets and commercial arrangements.

"During the last five years, our business strategy has focused on Marcellus Shale development as we intensified efforts to grow our natural gas exploration and production program, and expand our midstream operations.  This transaction provides capital to continue investing in EQT's core businesses – delivering shareholder value and providing sustained economic growth in our operating regions," said David Porges, Chief Executive Officer of EQT Corporation.  "With a modest amount of capital, the acquired midstream assets will become a valuable addition to our strategically located pipeline network – serving EQT Production and other Marcellus natural gas producers," continued Porges.

The newly acquired Marcellus midstream assets include approximately 200 miles of transmission pipelines and four storage pools.  The long-term commercial contracts for EQT to provide gas transmission and storage to Peoples will facilitate the local use of the region's low-cost Marcellus gas and reduce the region's reliance on gas from the U.S. Gulf Coast.

About EQT Corporation:
EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. EQT is the general partner and significant equity owner of EQT Midstream Partners, LP.  With more than 120 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. Company shares are traded on the New York Stock Exchange as EQT.

Visit EQT Corporation at www.EQT.com.

About Peoples Natural Gas:
Peoples Natural Gas and its sister company Peoples TWP, both subsidiaries of SteelRiver Infrastructure Partners, provide safe and reliable natural gas distribution services to approximately 420,000 homes and businesses in 18 western Pennsylvania counties. SteelRiver Infrastructure Partners is an independent investment management firm with over $4 billion of AuM that invests in core infrastructure in North America for the long term, seeking out assets and businesses that provide essential services with stable cash flows and often operating within a regulated framework.

Cautionary Statements
The purchase price is subject to additional post-closing adjustments.

Disclosures in this press release contain certain forward looking statements. Words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the amount of capital required for the acquired midstream assets and the effects of the commercial contracts on the local use of the region’s Marcellus gas and the region’s reliance on gas from the U.S. Gulf Coast. EQT has based these forward-looking statements on current expectations and assumptions about future events. These statements are not guaranties of future performance or events and are subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond EQT’s control that could cause actual results to differ materially from projected results. Additional risks and uncertainties include, but are not limited to, those set forth under Item 1A, “Risk Factors” of EQT’s Form 10-K filed for the year ended December 31, 2012, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and EQT undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Analyst inquiries please contact:
EQT Corporation
Patrick Kane, 412-553-7833
Chief Investor Relations Officer
pkane@eqt.com

Nate Tetlow, 412-553-5834
Manager, Investor Relations
ntetlow@eqt.com

Media inquiries please contact:
EQT Corporation
Natalie Cox, 412-395-3941
Corporate Director, Communications
ncox@eqt.com

Source: EQT Corporation